UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 2, 2005


                               InfoNow Corporation
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     00-19813                  04-3083360
           --------                     --------                  ----------
 (State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


               1875 Lawrence Street, Suite 1100, Denver, CO 80202
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 303-293-0212

                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

     On March 2, 2005, the Board of Directors (the "Board") of InfoNow Corporation (the "Company"), elected Jeff Peotter Chairman of the Board of Directors. In addition, based upon the recommendation of the Governance Committee of the Board of Directors, the Board approved, effective March 2, 2005, a $3,500 increase in the annual cash compensation to be paid to the Chairman of the Board. The cash portion of the Board Chairman's annual retainer fee is to paid in equal quarterly installments of $875 beginning April 1, 2005. For the first quarter of 2005, the quarterly payment will be prorated, based on the term of service, and will total $292. A summary of the retainer compensation package for the Company's nonemployee directors and Board of Director committee members is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01         Exhibits.


(c) Exhibits.

     10.1 Summary of the retainer compensation package for the nonemployee directors and Board of Director committee members




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INFONOW CORPORATION


Date:    March 8, 2005               By:  /s/  James Medina
                                          --------------------------------------
                                     Name:    James Medina
                                     Title:   Interim Chief Financial Officer



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                                  EXHIBIT INDEX


    10.1 Summary of the retainer compensation package for the nonemployee directors and Board of Director committee members